Exhibit 99.1

SUBSCRIPTION AGREEMENT

AMECS INC.
1 Yonge Street, Suite 1801
Toronto, Ontario M5E 1W7

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing __________________________________________________ (__________) shares of Common Stock of AMECS INC. (the "Company") at a price of $0.10 per share (the "Subscription Price").

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Mr. Alexei Gavriline solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. Gavriline.

MAKE CHECK PAYABLE TO: AMECS INC.

Executed this _____ day of ___________________, 2005.

__________________________________	__________________________________
Signature of Purchaser
__________________________________
Address of Purchaser

__________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

	X $0.10	=	US$
Number of Shares Purchased			Total Subscription Price

Form of Payment:	Cash:___________	Check #: _____________	Other: _________________

AMECS INC.

By:	_______________________________

Title:	_______________________________